United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On February 1, 2022, Clarus Corporation (the “Company”) appointed Mr. James E. Walker III to serve on the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Walker, 59 years old, has more than 30 years of banking and investment management experience in multiple leadership roles for a number of investment and asset management firms. Since 2021, Mr. Walker has been the Managing Partner and Founder of Vinson Ventures, LLC, a boutique investment firm focused on building and growing early-stage companies by actively working with founders and management. Since November 2017, Mr. Walker has served as a member and lead independent director of the board of directors of Starwood Real Estate Income Trust, Inc., a publicly registered REIT where he also serves on its audit committee. From June 2020 to August 2021, he was the chief executive officer and a partner at Palm Ventures, LLC, a private investment firm in Greenwich, CT, where Mr. Walker managed and oversaw investments in the health and wellness as well as education industries. From April 2008 until December 2016, Mr. Walker served as a managing partner of Fir Tree Partners (“Fir Tree”), a global alternative investment firm with over $10 billion of assets. At Fir Tree, Mr. Walker was jointly responsible for overall firm management, identified new areas of investment opportunity, co-founded Fir Tree’s real estate opportunity funds, co-led the development of Fir Tree’s real estate effort and was also a member of Fir Tree’s real estate investment committee as well as the chairman of its risk committee. Previously, Mr. Walker was a senior member of Kidder, Peabody & Co.’s structured finance group managing proprietary investment vehicle and he began his career in structured finance at Bear Stearns & Co. in its asset-backed securities group. Mr. Walker received a B.S. in Economics from Boston College’s School of Management in 1984 and is a member of the Board of Regents of Boston College. Mr. Walker is also a board member of Team USA, the foundation for the US Olympic Committee.

Mr. Walker will receive compensation as a non-employee director in accordance with Company’s director compensation program described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2021.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2022

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name:	Michael J. Yates
Title:	Chief Financial Officer